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                                                                    EXHIBIT 99.6
                         MEMC ELECTRONIC MATERIALS, INC.

                                  COMMON SHARES
                      INITIALLY OFFERED PURSUANT TO RIGHTS
                         DISTRIBUTED TO STOCKHOLDERS OF
                         MEMC ELECTRONIC MATERIALS, INC.


To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by MEMC Electronic Materials, Inc. (the "Company") of _____ shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, at a subscription price of $_____ per share for each share of the Common Stock, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record of the Common Stock as of the close of business on __________, 1998 (the "Record Date"), other than VEBA Corporation or its transferees. The Rights are described in the prospectus dated ________, 199_ (the "Prospectus") and evidenced by a Rights Certificate registered in your name or the name of your nominee.

Each beneficial owner of shares of the Common Stock registered in your name or the name of your nominee is entitled to one Right for each share of the Common Stock owned by such beneficial owner. All fractional Rights will be rounded up to the nearest whole number. If you hold shares for the account(s) of more than one beneficial owner, you may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of MEMC common stock on the Record Date, provided you make a proper showing to the Subscription Agent. No fractional Rights or cash in lieu thereof will be issued or paid.

We are asking you to contact your clients for whom you hold the Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights.

Please keep in mind the following dates:


       Event                                          Date
       -----------------------------------------      ----
       Record Date
       Subscription and Final Payment for Shares               through
       Expiration of the Offer                          _____, 199_, unless extended

Enclosed are copies of the following documents:

  1.   The Prospectus;




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      2.   The "Instructions for Use of MEMC Electronic Materials, Inc.
           Rights Certificates" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);

      3. A form letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

      4.   A Nominee Holder Certification Form;

      5. A Notice of Guaranteed Delivery for Rights Certificates issued by MEMC Electronic Materials, Inc.;

      6.   A DTC Participant Over-Subscription Exercise Form; and

      7. A return envelope addressed to Harris Trust and Savings Bank, the Subscription Agent.

Your prompt action is requested. The Rights will expire at 5:00 P.M., New York City time, on _________, 1998, unless extended by the Company (the "Expiration Date").

To exercise the Rights, a properly completed and executed Rights Certificate (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised thereby must be delivered to the Subscription Agent as indicated in the Prospectus prior to 5:00 P.M., New York City time, on the Expiration Date. Exercise of the Over-Subscription Privilege must be accompanied by a properly completed and executed DTC Participant Over-Subscripion Exercise Form and Nominee Holder Certification Form.

Additional copies of the enclosed materials may be obtained from, and Rights holders requesting assistance or information may call the Information Agent, Morrow & Co., Inc. Their toll-free telephone number is (800) 566-9061. Banks and brokerage firms, please call (800) 662-5200.

                         Very truly yours,


                         MEMC ELECTRONIC MATERIALS, INC.




NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF MEMC ELECTRONIC MATERIALS, INC., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, NOR SHALL ANYTHING AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.